WITH JACQUES S. MOSKOVIC

THIS AGREEMENT ("Agreement") dated as of April 18, 1997 is enteredinto by JACQUES S. MOSKOVIC ("Moskovic"), FAIRCHILD FRANCE, INC.("Fairchild France") and Fairchild CDI, S.A. (previously known as COMPANY POURLE DEVELOPPEMENT INDUSTRIEL) ("CDI").

                                    RECITALS

By Employment Agreement between Moskovic and Fairchild France dated January 12, 1995, amended by First Amendment to Employment Agreement (collectively, the Original Agreement"), Moskovic is employed by Fairchild France to serve as Manager of Coordination, reporting directly to The Fairchild Corporation ("Fairchild").

Without limitation, Moskovic's duties under the Original Agreement include the supervision of Fairchild's "Fairchild Technologies" division in France.

Since the date of the Original Agreement, Fairchild acquired substantially all of the stock of CDI. CDI is now part of Fairchild's "Fairchild Technologies" division in France.

The parties wish to amend the Original Agreement to include compensation to Moskovic for his services with respect to CDI. As between Fairchild France and Moskovic, this Agreement constitutes an amendment to the Original Agreement, and, as between CDI and Moskovic, this Agreement constitutes an Employment Agreement.

                           AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Additional Duties. In addition to his duties under the Original Agreement, Moskovic shall serve as Technical Manager and Chairman of CDI, reporting directly to Fairchild's Chairman of the Board.

2. Compensation. In addition to the compensation provided for in the Original Agreement, as consideration for his services with respect to CDI (or successor), monthly installments in accordance with CDI's usual payroll policies:

a) For Fiscal Year 1995: 408,000 French Francs per year (receipt of which is hereby acknowledged by Moskovic).

b) For Fiscal Year 1996: 408,000 French Francs per year (receipt of which is hereby acknowledged by Moskovic).

c)  For Fiscal Year 1997:  408,000 French Francs per year.

d) Thereafter, base salary for CDI services will be reviewed annually by the Fairchild Board of Directors (Compensation Committee), and adjustments (if any) to Moskovic's base salary will be at the discretion of the Fairchild Board of Directors (Compensation Committee).

3. Payment of Compensation. The above-indicated compensation shall be paid by CDI.

4. Retroactive Date. This Agreement is retroactive to the commencement of Fiscal Year 1995.

5. Ratification. Except as specifically modified hereby, the Original Agreement remains in full force and effect. References in the Original Agreement to "this Agreement" shall mean the Original Agreement as modified by the First Amendment to Employment Agreement and as further modified by this Agreement.

6. Amendment. This Agreement may not be amended except by written agreement of all the parties hereto (Fairchild France, CDI and Moskovic).


FAIRCHILD FRANCE, INC.            FAIRCHILD CDI, S.A.

By:  Donald E. Miller            By: Jacques S. Moskovic
     Vice President                  Director